Exhibit 10.1

                              TECHNOLOGY AGREEMENT

         THIS TECHNOLOGY AGREEMENT executed this 20th day of May, 1999, is by and between Weblink Communications, Inc. (WLCI) and DoctorSurf.com, Inc. (DSI).

         WHEREAS WLCI is a company able to provide consulting and technology expertise for Internet, Internet marketing, Internet business development, multimedia and other electronic media and marketing products and services.

         WHEREAS DSI is in the health products business and desires to used the services of WLCI, and utilize WLCI as their official technology partner.

         THEREFORE, WLCI and DSI wish to form a Technology Agreement for the purpose of developing a long-term, business relationship upon the following terms and conditions;

         1. Technology Agreement. The parties hereto formally acknowledge a strategic alliance whereby DSI may utilize WLCI as its official technology partner, and use WLCI's products and services, to develop their business.

         2. WLCI Policies and Procedures. DSI agrees to abide by WLCI policies and procedures as outlined from time to time by WLCI. Policies and procedures are designed to allow WLCI to approve of the use of its name by DSI and create pricing options for any and all WLCI services DSI may utilize pursuant to this agreement.

         3. WLCI RESPONSIBILITIES.

         A) Create a coming soon page with member demographic gathering and indexing capabilities within a database. (see attached DoctorSurf.com coming soon page agreement attached).

         B) Create a member e-mail service that will allow members to create their own DoctorSurf.com c-mail, and the ability to send and accept e-mail. (this includes DoctorSurf.com, Inc. purchasing e-mail server, software, set up costs, dynamic form generation of sign up approval process, and interface set up. DoctorSurf.com will administer and maintain e-mail.)

         C) Create dynamic membership on line application, and approval solution.

         D) Create two administrative levels of security for staff members and doctors using ID, password, and DEA number.

         E) Internet and marketing consulting and assistance in developing an Internet business and marketing plan.
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         4. DSI Responsibilities.

         A) DSI will announce WLCI as its official technology partner utilizing the products and services available through WLCI.

         B) DSI will promote WLCI as its electronic media partner. DSI will also include announcements of this WLCI alliance in its brochures, media advertisements and marketing materials where appropriate, within the guidelines approved by WLCI from time to time.

         C) DSI shall not use the WLCI name, logo or service marks in any way that would damage the integrity or value of WLCI.

         D) DSI may responsibly use the Weblink name, logo or service marks in press release with the approval of WLCI, which approval shall not be unreasonably withheld.

         E) DSI may use the Weblink name, logo or service marks in a memorandum or prospectus naming WLCI [as DSI's official technology and strategic alliance partner pursuant to the rules and regulations governing such disclosures by any regulatory agency.

         5. Fees Payable to WLCI. DSI agrees to pay WLCI the following fees as scheduled below: DSI shall pay WLCI Fourteen Thousand Four Hundred Fifty Dollars ($14,450.00) for the above mentioned services. Payment to be made at the time this agreement is executed.

         6. Licensing Rights. During the Term of this Technology Agreement. DSI shall have the non-exclusive right and license to use the WLCI name, logo and service marks in the markets within their own name, logo and service marks materials with the understanding that DSI will maintain its own brand, pursuant to paragraph 4 above.

         7. Control Person. Each party hereto will appoint a single Control Person who is responsible for all communication to and from the other party. The initial DSI Control Person is Steve Watters and the initial WLCI Control Person is John Armbruster. These Control Persons may be changed from time to time as deemed necessary. If it is the Control Person's responsibility to communicate the other party's request to his own organization, to provide reports to the other party as necessary, to provide for a backup Control Person in his own absence and to track projects for deadline and completion purposes.

         8. Captions. The captions, headings, and arrangements used in this Partnership Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions proposed here.

         9. Assignment. This Strategic Alliance Agreement is not assignable by either party unless agreed to in writing by both parties.

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         10. Term and Termination.  The term of this Technology  Agreement shall be for one year.

         11. Indemnification.

         A)       By WLCI

               WLCI shall  indemnify  DSI and hold it harmless  from any and all claims, losses, deficiencies, damages, liabilities, costs, and expenses (including but not limited to reasonable attorneys' fees and all related costs and expenses of reviewing, contesting and/or settling such claim) incurred by DSI as a result of any claim, judgment or adjudication against DSI arising from:
(i) any breach or allegation which, if true, would constitute a breach of any of WLCI's obligations, representations or warranties hereunder; or (ii) the actions or omissions of WLCI its officers, directors, employees, independent contractors, agents, assigns or any other person or entity working under the supervision of or at the direction of WLCI, provided that DSI (a) promptly notifies WLCI in writing of any such claim and gives WLCI the opportunity to defend or settle any such claim at WLCI's expense and (b) cooperates with WLCI, at WLCI'S expense, in defending or settling such claim.

         B)       By DSI

               DSI shall indemnify WLCI and hold it harmless from any and all claims, losses, deficiencies, damages, liabilities, costs, and expenses (including but not limited to reasonable attorneys' fees and all related costs and expenses of reviewing, contesting and/or settling such claim) incurred by WLCI as a result of any claim, judgment or adjudication against WLCI arising from: (i) any breach or allegation which, if true, would constitute a breach of any of DSI's obligations, representations or warranties hereunder; or (ii) the actions or omissions of DSI, its officers, directors, employees, independent contractors, agents, assigns or any other person or entity working under the supervision of or at the direction of DSI, provided that WLCI (a) promptly notifies DSI in writing of any such claim and gives DSI the opportunity to defend or settle any such claim at DSI's expense and (b) cooperates with DSI, at DSI's expense, in defending or settling such claim.

         12. Defaults and Remedies. In the case of default, or if one party considers the other party to be in breach of this Agreement, and if said breach is not immediately remedied after written notification specifically identifying the alleged default or breach in reasonable detail, then the offended party must notify the breaching party in writing by certified mail or a similar delivery service. The party in breach will have 30 days from the date of receipt of such notice to cure said breach. If said breach is not cured within 30 days then either party may demand that the dispute be mediated in Pinellas County, Florida by an impartial party who is a certified mediator. The appointed mediator shall have the usual powers of mediators in such cases, to continue to act for such period of time as the mediator or the Court appointing said mediator may deem just and proper. If one of the parties does not comply with the instructions and time frame pertaining to resolving the breach highlighted by the mediator, the non-breaching party has the right to terminate the Agreement.

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         13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Florida without regard to conflicts of laws.

         14. Unenforceability. The unenforceability of any provision to this Agreement shall not impair or affect any other provision.

         15. No Partnership. Nothing in this Technology Agreement shall be construed to create a general partnership between the parties, or to authorize either party to act as general agent for the other party, or to permit either party to bind or obligate the other party to any contracts with any third party.

         The parties hereto have read and understand the terms and conditions outlined herein and sign below to indicate their acceptance.


DoctorSurf.com, Inc.                              Weblink Communications, Inc.




/s/ Jugal K. Taneja                               /s/ John Armbruster
By: Jugal K. Taneja                               By: John Armbruster
As its: Vice-President                            As its: Principal



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(WEBLINK COMMUNICATIONS LOGO)

                    DoctorSurf.com Coming Soon Page Agreement

     Project Name         DoctorSurf.com

                          The DoctorSurf.com, Inc. domain name was registered by Weblink on May 10, 1999. DoctorSurf.com, Inc. owns the DoctorSurf.com domain name.

     Objective(s)         To  develop   and  launch,   within   modest
                          budgetary constraints, a coming soon page, with a complete site to be developed by the end of fall 1999.

     Project Description The Web site will feature an overview of the products, services, features and functions of the complete site as well as a brief description of each channel.

                          The  coming  soon page  design,  layout  and
                          content is geared toward getting  doctors to
                          become   members.   Weblink  will  design  a
                          dynamically generated form that visiting doctors will be able to complete and submit on line. The applications will be forwarded to a database that the DoctorSurf staff will be able to view and grant both member acceptance status, and indicate whether the member will have "staff only" access to the site, or "doctor status," and have full site navigation access.


                          Members will have the ability to create their own user identification, and password number. Doctors will also use their DEA number for additional verification.


                          A complete e-mail solution will be offered to allmembers. E.g. jarmbruster@DoctorSurf.com.
                          Members will be able to receive and send e-mail, anywhere on the Internet.

     WLCI Services        Weblink Communications, Inc. (WLCI) will
                          perform the following services toward
                          project completion:
                          o  Face-to-face pre-production creative
                             meeting
                          o  Coming Soon page design functionality and
                             layout
                          o  Storyboarding
                          o  Incorporate corporate identity and logo
                          o  Graphic art design and development
                          o  Comp (mock-up) development
                          o  HTML programming
                          o  Special Web site programming (e.g., Java,
                             etc.)
                          o  Create forms and data processing routines
                          o  Implement secured encryption technologies
                          o  Design and develop a member e-mail
                             solution
                          o  Create member ID and Password solutions
                             for secure areas
                          o  Basic search engine and directory
                             registration
                          o  Site activation and launch

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     Special Technologies o  SSL secured credit card encryption
     to be implemented       protocols will be utilized.
                          o  E-mail software, server, implementation,
                             and interface will be implemented

     Client Obligations   The client's obligations toward project
                          completion include:
                          o  Providing all textual content
                          o  Inputting all member names and demographic
                              information
                          o  Approving all e-mail, user ID, Password,
                              and DEA, numbers, and forwarding those
                              approvals to the members.
                          o  Approving all facets of the page

     Costs                Non-recurring one-time development costs:
                          Coming soon page planning & design              800.00
                          Member on line forms,                         3,300.00
                          verification, application, and acceptance development with bi-level access assignment capability e.g staff and doctor status

                          Complete e-mail solution                     10,200.00
                          Server, software, setup and implementation           0
                          Standard search engine registration             150.00
                                                                       ---------
                          Total                                        14,500.00
                                                                       =========

                          Co-hosting & Hardware Maintenance Fee
                               (monthly)                                 $359.00

                          Other Fees:
     Terms                50% due  upon  contract  execution;
                          50% due  upon  project  completion  and site
                          activation.
     Options              Options  not   featured  in  this
                          proposal but that could either be
                          added  now or  during  a Phase II
                          stage include:

                          o High-level search engine and directory registration ($1,200)

     WLCI Contact         John Armbruster
     information          Weblink Communications, Inc.
                          13825 ICOT Blvd., Suite 613
                          Clearwater, Florida 33760
                          E-mail: jarm@wlci.com
                          Voice:  727.530.5500
                          Fax:  727.530.5588

     Prospective Client   Jay
     Information          Fax:  727.524.6610